Exhibit 99.1

500 Glenpointe Centre West
Teaneck, NJ 07666

	CONTACT:	Malcolm Frank
Senior Vice President,
Marketing and Strategy
617-273-9282
Malcolm.Frank@cognizant.com

FOR RELEASE AUGUST 2, 2006
7:28 a.m.

Investors: Gordon McCoun
Press: Brian Maddox/Scot Hoffman
Financial Dynamics
212-850-5600
shoffman@fd-us.com

Cognizant Announces Management Succession Plan to Become Effective January 1, 2007

President and CEO Lakshmi Narayanan to be Elected Vice Chairman

COO Francisco D’Souza to Become President and CEO

Announces Other Senior Management Promotions

Teaneck, NJ – August 2, 2006 – Cognizant Technology Solutions Corporation (Nasdaq: CTSH), a leading provider of IT services, today announced a management succession plan intended to support the Company through the next phase of its growth. Under the plan, which will become effective January 1, 2007, current President and CEO Lakshmi Narayanan will become Vice Chairman of the Board of Directors and current Chief Operating Officer Francisco D’Souza will succeed him as President and CEO and will become a member of the Board of Directors. In addition, Gordon Coburn, currently Chief Financial Officer, will be promoted to Chief Financial and Operating Officer.

Cognizant also announced two additional appointments, effective immediately. Chandra Sekaran, an executive officer of the company since 2004, has been promoted to President and Managing Director, Global Delivery and will oversee Cognizant’s development operations around the world. Rajeev Mehta, who has been promoted to Chief Operating Officer, Global Client Services and added to the executive team, will assume responsibility for the Company’s sales, business development and client relationship management organizations. Mr. Sekaran and Mr. Mehta will report to Mr. D’Souza.

“I am proud to have served as President and CEO and to have been part of Cognizant’s leadership team since the Company’s founding in 1994,” said Lakshmi Narayanan, President and CEO, Cognizant. “During this time, we have achieved major milestones in our history, firmly placing Cognizant in the top tier of companies in the offshore IT services industry. We have built a strong leadership team that has consistently driven Cognizant’s financial and operating success, and I believe we have the platform in place to drive the Company’s future growth and enable me to step down from my day-to-day management responsibilities and focus my time on pursuing industry thought leadership roles on behalf of Cognizant.”

Mr. Narayanan continued, “I also look forward to working alongside Francisco in further strengthening the Cognizant brand and mentoring our next generation of leaders, as he assumes his new responsibilities next year as President and CEO. During more than a decade at Cognizant and in his current responsibilities as COO, Francisco has played an integral role in building our client relationship management, sales and marketing, and global delivery organizations into world-class operations. Francisco is widely recognized in the industry for his strategic vision and operational excellence, and I am confident that Cognizant is well positioned to continue our industry-leading growth under his leadership.”

“I am honored to lead Cognizant as we continue to execute on the successful strategy that we expect to drive our next phase of growth as a billion-dollar company,” said Francisco D’Souza, Chief Operating Officer. “Over the last several years, under Lakshmi’s leadership, we have expanded our client service and delivery organizations, enhancing our ability to deliver solutions focused on strengthening our customers’ businesses and increasing value for our shareholders. I am confident that we have the right global management team in place to lead Cognizant forward in its continued growth.”

“Our commitment to investing in the right infrastructure has enabled Cognizant to meet strong demand from our clients,” said Gordon Coburn, Chief Financial Officer. “I am pleased to assume additional global responsibilities for enhancing Cognizant’s cross business unit processes and capabilities in areas such as talent, infrastructure and systems to support our continued growth. As we announced this morning, we believe that 2006 will continue to be another year of industry-leading growth for Cognizant, based on the strong demand we are seeing from our new and existing clients.”

Mr. D’Souza, who will continue to be based in the U.S., has 17 years experience in the IT industry in operational, management and advisory roles and was part of the team that founded Cognizant in 1994. In his current role as COO, he has responsibility for Cognizant’s global delivery and client services organizations. Prior to his current position, he led the Company’s North American and European operations. Mr. D’Souza obtained his Bachelor’s degree in Business Administration from the University of East Asia and an MBA from Carnegie Mellon University.

Mr. Coburn has over 16 years of experience in the IT industry. Prior to joining Cognizant in 1996, he spent six years at The Dun & Bradstreet Corporation, where he held key financial management positions at the operating and staff levels. Mr. Coburn obtained his BA from Wesleyan University and his MBA from The Amos Tuck School at Dartmouth College. He is a member of the Board of Directors of Nasdaq-listed ITC Group and the IT Services Division of the ITAA.

Mr. Sekaran, who will continue to be based in India, has more than 20 years of operational management experience in the IT industry. Prior to his election as Executive Vice President and Managing Director in January 2004, he served as Senior Vice President responsible for offshore delivery, as well as key alliances, capacity growth, process initiatives and business development. Mr. Sekaran joined Cognizant in 1994 and previously served in various delivery roles at Tata Consultancy Services. Mr. Sekaran obtained his Mechanical Engineering degree and Master of Business Administration degree from the Indian Institute of Management.

Mr. Mehta is based in the U.S. and has more than 16 years of operational management experience in the IT industry. Mr. Mehta, who joined Cognizant in 1997, most recently served as Senior Vice President and General Manager of Cognizant’s Financial Services Business Unit, guiding the group, the largest within Cognizant, to recognized industry leadership. In this capacity, Mr. Mehta has been responsible for sales, business development, client relationship management and full P&L management. Prior to Cognizant, Mr. Mehta was involved in implementing GE Information System’s offshore outsourcing program and also held consulting positions at Deloitte & Touche and Andersen Consulting. Mr. Mehta obtained his BS from the University of Maryland and an MBA from Carnegie Mellon University.

About Cognizant

Cognizant (NASDAQ: CTSH) is a leading provider of IT services. Focused on delivering strategic information technology solutions that address the complex business needs of its clients, Cognizant uses its own on-site/offshore outsourcing model to provide applications management, development, integration, and reengineering; infrastructure management; business process outsourcing; and numerous related services, such as enterprise consulting, technology architecture, program management, and change management.

Cognizant’s more than 31,000 employees are committed to partnerships that sustain long-term, proven value for customers by delivering high-quality, cost-effective solutions through its development centers in India and on-site client teams. Cognizant maintains P-CMM and SEI-CMM Level 5 assessments from an independent third-party assessor, was recently named one of Forbes’ Best Small Companies in America for the fourth consecutive year, and ranked among the top information technology companies in BusinessWeek’s Hot Growth Companies. Cognizant is a member of the NASDAQ-100 Index. Find additional information about Cognizant at www.cognizant.com.

This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed in our most recent Form 10-K and other filings with the Securities and Exchange Commission. Cognizant undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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